UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Worldpay, Inc. (“Worldpay”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2018. At the Annual Meeting, Worldpay stockholders voted on and approved four proposals, each of which is described in more detail in Worldpay’s definitive proxy statement dated April 4, 2018. Present at the Annual Meeting in person or by proxy were holders of shares of Class A common stock representing 289,204,849 votes and holders of shares of Class B common stock representing 15,252,826 votes. The holders of Class A common stock and Class B common stock voted together as a single class on all matters presented at the Annual Meeting.

The final voting results were as follows:

1. Election of four Class III directors:

Director	For	Withhold	Broker Non-Votes
Charles Drucker	274,816,240	8,300,270	6,088,339
Karen Richardson	281,050,487	2,066,023	6,088,339
Boon Sim	278,525,148	4,591,362	6,088,339
Jeffrey Stiefler	278,357,423	4,759,087	6,088,339

2. Advisory approval of the compensation of Worldpay’s named executive officers:

For:	271,632,678
Against:	9,954,132
Abstain:	1,529,700
Broker Non-Votes:	6,088,339

3. Approval of an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom:

For:	280,832,859
Against:	2,206,636
Abstain:	77,015
Broker Non-Votes:	6,088,339

4. Ratification of the appointment of Deloitte & Touche LLP as Worldpay’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For:	288,288,525
Against:	598,760
Abstain:	317,564
Broker Non-Votes:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: May 16, 2018	By:	/s/ NELSON F. GREENE
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Corporate Secretary

3